Exhibit 23

Consent of Independent Registered Public Accounting Firm

The Board of Directors

Aksys, Ltd.:

We consent to incorporation by reference in the registration statements (Nos. 333-76142, 333-44668, 333-36674, 333-89188, 333-97763, 333-100557, 333-102651 and 333-114396) on Form S-3 and (Nos. 333-64134, 333-64136, and 333-18073) on Form S-8 of Aksys, Ltd. and subsidiaries of our report dated March 16, 2005 relating to the consolidated balance sheets of Aksys, Ltd. and subsidiaries as of December 31, 2004 and 2003, and the related consolidated statements of operations, stockholders’ equity, and cash flows for each of the years in the three-year period ended December 31, 2004, management’s assessment of the effectiveness of internal control over the financial reporting as of December 31, 2004, and the effectiveness of internal control over financial reporting as of December 31, 2004, which reports appear in the December 31, 2004 annual report on Form 10-K of Aksys, Ltd.

KPMG LLP

Chicago, Illinois
March 16, 2005